Exhibit 10.48

FIRST AMENDMENT TO

SECURED NON-RECOURSE PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED NON-RECOURSE PROMISSORY NOTE (this “Amendment”), dated as of May 18, 2022, is entered into by and among Mondee, Inc. (the “Lender”) and Mondee Group, LLC (the “Borrower”).

WHEREAS, Mondee Holdings, LLC (“Holdings”) extended a loan in the original principal amount of $19,282,363.27 to the Borrower, pursuant to that certain Secured Non-Recourse Promissory Note (the “Note”) issued as of March 25, 2016;

WHEREAS, the Note is secured by that certain Pledge and Security Agreement (the “PSA” and together with the Note, the “Loan Documents”) dated March 25, 2016 by and between Holdings and Borrower, pursuant to which the Borrower granted a security interest in 14,708 Class A Units of Holdings;

WHEREAS, effective as of March 25, 2016, the Loan Documents were assigned to Lender; and

WHEREAS, the parties desire to amend the Note to allow for repayment in either cash or units of Holdings.

NOW THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1.Amendment to Note.  The following new sentence is added immediately following the last sentence of Section 1 of the Note:

“The principal and interest owing hereunder may be repaid, at the election of the Borrower, in cash or units of Mondee Holdings LLC (“Holdings”), or any securities received in redemption of, as a distribution on or in exchange for the units of Holdings in connection with the closing of the transactions contemplated by the Business Combination Agreement, dated December 20, 2021, among Mondee Holdings II, Inc., Ithax Acquisition Corp., Ithax Merger Sub I, LLC and Ithax Merger Sub II, LLC, or a combination thereof.”

2.Continuing Force and Effect.  The Note, as amended by this Amendment, is hereby ratified and affirmed in all respects, and shall continue in full force and effect to the extent of and in accordance with its terms.

3.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.Governing Law.  This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law provisions of the State of California, or any other state.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Secured Non-Recourse Promissory Note as of the date first written above.

LENDER:

MONDEE, INC.

By:	/s/ Daniel Figenshu
Name:	Daniel Figenshu
Title:	Chief Financial Officer

BORROWER:

MONDEE GROUP, LLC

By:	/s/ Prasad Gundumogula
Name:	Prasad Gundumogula
Title:	Manager

[Signature Page to First Amendment to Secured Non-Recourse Promissory Note]